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1. Acceptance

1.1. By using the Platform, you expressly represent and warrant that you are agreeing to accept and comply with these Terms and Conditions.
1.2. You should read the entire Terms and Conditions carefully before you use the Platform or any of the Services.
1.3. Our Platform allows you to convert, buy, sell, trade and transfer Cryptocurrency ('Services').
1.4. The transfer of Cryptocurrencies is only supported via the wallet addresses, which are visible to you on the 'Accounts' page of the Platform. These wallet addresses are specific to you and each Cryptocurrency must be used in accordance with instructions provided to ensure successful transfer. Failure to follow instructions may result in irretrievable loss of Cryptocurrency.

2. Account

2.1. Eligibility and application

2.1.1. You must register for an Account to access the Platform and our Services. You can register for an Account via our Website.

2.1.2. To be eligible to open an Account with us, you must:

(a) be an individual who is at least 18 years old; or
(b) be an Entity.

2.1.3. The Platform is available only to Singapore residents only with no nexus to High-Risk and/or Sanctioned Countries as defined by the Financial Action Task Force and is not intended to be offered or made available to any person who resides outside of Singapore. If you access this Platform outside of Singapore, then you do so at your own risk.

2.1.4. When applying for an Account, you must provide any information requested by us in order for us to provide complete access to the Platform and Services, including all information we require to comply with our anti-money laundering and counter-terrorism financing obligations and our internal policies.

2.2. **Changes**

2.2.1. You may only make changes to your Account with our consent. We may require you to comply with our security procedures before we consent to any changes.

2.3. **Use**

2.3.1. YourAccount isto be used only by you.

2.3.2. You may not authorise others to use your Account, and you may not assign or otherwise transfer your Account to any other person or entity.

2.3.3. You are solely responsible for maintaining and protecting the confidentiality and security of your Account (including your log-in credentials and any information you have provided in connection with your Account). We are not responsible or liable for any unauthorised access to, or use of, your Account (even where you may not be aware of such unauthorised access) except to the extent we have failed to take reasonable steps to secure the Platform.

2.3.4. You must only deposit fiat currency into your Account from a bank account that is in your name or that you have the authority to operate.

2.3.5. We may refuse to accept any fiat currency deposit that is received and marked for your Account from a bank account that is owned or operated by a third party. If we refuse to accept a deposit, the deposit will be returned to the originating bank account and will not be credited to your Account.

2.3.6. You must link a bank account to your Account as part of the Account registration process and before any fiat currency withdrawals can be processed. This bank account will need to be in your name or you must have the authority to operate the bank account. All fiat currency withdrawals requested by you will be paid to your linked bank account. We will not process any fiat currency withdrawals to any other bank account.

2.3.7. Before crediting or debiting any funds from your Account, we may, at any time, request additional information to verify whether you are the owner of a bank account or are authorised to operate a bank account.

2.4. **Agency**

2.4.1. You warrant that if you are creating an Account on behalf of an Entity you are authorised to create an Account for and to use the Platform as an agent of the Entity.

2.4.2. We may, in our complete discretion, require you to produce evidence that you are authorised to act on behalf of the Entity and you must provide us with any information we reasonably request for this purpose.

2.5. **Operating hours**

Business hours are between 9.00am and 6:00pm Singapore time, Monday to Friday, excluding Singapore public holidays.

2.6. **Risks**

2.6.1. **RISK WARNING ON DIGITAL PAYMENT TOKEN SERVICES**

The Monetary Authority of Singapore (MAS) requires us to provide this risk warning to you as a customer of Independent Reserve. Before you pay Independent Reserve any money or DPT, you should be aware of the following.

(a) Independent Reserve is licensed by MAS to provide DPT services. Please note that this does not mean you will be able to recover all the money or DPTs you paid to Independent Reserve if our business fails.
(b) You should not transact in the DPT if you are not familiar with this DPT. This includes how the DPT is created, and how the DPT you intend to transact is transferred or held by Independent Reserve.
(c) You should be aware that the value of DPTs may fluctuate greatly. You should buy DPTs only if you are prepared to accept the risk of losing all of the money you put into such tokens.
(d) You should be aware that Independent Reserve, as part of its licence to provide DPT services, may offer services related to DPTs which are promoted as having a stable value, commonly known as "stablecoin".

2.6.2. The trading or holding of Cryptocurrencies involves significant risk. Prices can and do fluctuate on any given day. Due to such price fluctuations, you may increase or lose value in your assets at any given moment. Any currency- crypto or not- may be subject to large swings in value and may even become worthless. There is an inherent risk that losses will occur as a result of buying, selling or trading anything on a market.

2.6.3. Cryptocurrency trading also has special risks not generally shared with conventional currencies or goods or commodities in a market. Unlike most currencies, which are backed by governments or other legal entities, or by commodities such as gold or silver, Cryptocurrencies are a unique kind of currency, backed by technology and trust. There is no central bank that can take corrective measure to protect the value of Cryptocurrencies in a crisis or issue more currency. Instead, Cryptocurrencies are an as-yet autonomous and largely unregulated worldwide system of currency firms and individuals.

2.6.4. Traders put their trust in a digital, decentralised and partially anonymous system that relies on peer-to-peer networking and cryptography to maintain its integrity.

2.6.5. Due to the significant risks associated with trading Cryptocurrency, as well as the impact of technology and the international market, we do not warrant or guarantee that particular Cryptocurrencies will be available on our Platform.

2.6.6. We reserve the right to stop offering trades in relation to particular Cryptocurrencies on our Platform at any time for any reason. We will use our reasonable endeavours to notify you if we cease to support trading in particular Cryptocurrency. If this is the case, you will not be able to convert Cryptocurrency into any other currency, however you will be given the option to move the Cryptocurrency to another platform or third party.

2.6.7. Cryptocurrency trading is susceptible to irrational (or rational) bubbles or loss of confidence, which could collapse demand relative to supply. For example, confidence might collapse in Cryptocurrencies because of unexpected changes imposed by the software developers or others, a government crackdown, the creation of superior competing alternative currencies, or a deflationary or inflationary spiral. Confidence might also collapse because of technical problems: if the anonymity of the system is compromised, if money is lost or stolen, or if hackers or governments are able to prevent any transactions from settling.

2.6.8. You agree to indemnify and hold us harmless for any losses incurred as a result of technical failures, hacks, government intervention or any other issue that negatively impacts the underlying blockchain or network of a Cryptocurrency listed on our Platform.

2.6.9. There may be additional risks that we have not foreseen or identified in our Terms and Conditions. You should consider all potential risks and you may wish to consult professional advisers if you are unsure.

2.6.10. You should carefully assess whether your financial situation and tolerance for risk is suitable for buying, selling, trading or holding cryptocurrencies.

2.6.11. We use our banking and payments providers in order to accept deposits from you and make payments to you in fiat currency. Our banking providers do not transfer Cryptocurrencies, exchange Cryptocurrencies, or provide any services in connection with Cryptocurrencies.

2.6.12. We do not provide any financial product advice, any financial products or any financial services aside from that which has been accorded for under our Major Payment Institution license. Nothing on our Platform is intended to be or should be taken as legal, financial, business or taxation advice. Users should seek their own legal, financial, business, tax and accounting advice in relation to any Cryptocurrency activities.

3. Limited Rights of Use

3.1. **Rights**

3.1.1. We grant to you a personal, non-exclusive, non-transferable, revocable and limited right to enter and use the Platform and our Services. We reserve all rights, title and interest not expressly granted under this licence to the fullest extent possible under law. Any use of the Platform or Services not specifically permitted under these Terms and Conditions is strictly prohibited.

3.1.2. You acknowledge and agree that the Platform and the Services are our property and are protected by copyright, intellectual property and other applicable laws.

3.1.3. You may view, print and/or download a copy of any materials from the Platform on any single computer solely for your personal, informational, non-commercial use, provided you keep intact all copyright and other proprietary notices. You agree not to modify the material on the Platform in any manner or form, or to use modified versions of the Platform or any materials on the Platform, including without limitation for the purpose of obtaining unauthorised access to the Platform.

3.1.4. You agree not to access our Services by any means other than through the Platform.

3.1.5. The trademarks, service marks, product names, company names and logos used on the Platform are either owned by us or are licenced or used with permission from a third party owner. Any third party trademark, service mark, product name, company or logo remains the property of the respective owner.

3.1.6. The software, text, images, graphics, data, prices, trades, charts, graphs, video, audio or other similar information used, displayed or otherwise made available on the Platform belong to us or is available to us under licence, unless otherwise stated. This information should not be copied, reproduced, modified, republished, uploaded, posted, transmitted, scraped, collected, distributed or distributed in any form or by any means, whether manual or automated.

4. Maintaining Your Account

4.1. **Obligations**

4.1.1. By registering and holding an Account with us, you agree to:

(a) maintain and promptly update any information in your Account to keep it current, accurate, and complete;

(b) check your Account and monitor the movement of your Cryptocurrency including any pending, lapsed or cancelled transaction through your transaction history and to re-execute any transactions which fail;

(c) make deposits into your Account only in accordance with any instructions provided by us from time to time;

(d) not to allow others to access your Account at any time;

(e) not assist others in obtaining unauthorised access to any persons' Account;

(f) fully cooperate with us in investigating any improper, unlawful or fraudulent access to or use of your Account or any other Account;

(g) contact us immediately if you believe that your Account may be subject to any unauthorised access or other type of fraudulent activity or security breach. Failure to notify us in a timely manner may limit the options available to us to protect your Account. We will not be responsible or liable for any loss you suffer from any unauthorised access, fraudulent activity or security breach, except to the extent that such loss arises from our failure to take reasonable steps to secure the Platform;

(h) cooperate fully with us to investigate any suspected unlawful, fraudulent or improper activity on the Account;

(i) not open more than one Account for yourself, by using a name that is not yours, using a temporary phone number or providing any other falsified

personal information;

(j) not use the Services or Platform for any unlawful, fraudulent or improper activity, including for any experimental, testing or research purposes or otherwise in a manner for which the Services or Platform have not been designed;

(k) not use the service to engage in any criminal or restricted activities, including but not limited to:

i) terrorist financing;
ii) money laundering;
iii) illegal gambling;
iv) distributing or funding drugs;
v) malicious hacking; or
vi) other illegal or prohibited activities.

(l) not act in a manner that is defamatory, threatening or harassing;

(m) not cause or permit any damage to or otherwise interfere with our Platform, including the software and user interface by which you submit your information;

(n) not take advantage of any technical or technological error, loophole or glitch on the Platform or Services and, where you do take such advantage, we reserve all our rights to recover any proceeds that you make (whether or not they remain in the Platform);

(o) provide us with accurate, correct and valid information that we require and promptly notify us of any changes and you will not provide us with any false, inaccurate, misleading or deceptive information;

(p) if you provide any inaccurate or incomplete information to us, or we have reasonable grounds to suspect you have, we may suspend or terminate your Account;

4.1.2. The creation or use of Accounts without obtaining the prior express permission from us will result in the immediate suspension of all said Accounts, as well as all pending purchase/sale offers. Any attempt to do so or to assist others (Account holders or otherwise), or the distribution of instructions, software or tools for that purpose, will result in the Accounts of such Account holders being terminated. Termination is not the exclusive remedy for such a violation, and we may elect to take further action against you.

4.1.3. You are also responsible for maintaining the confidentiality and security of your Account information, including your password, safeguarding your own cryptocurrencies, and for all activity including Transactions that are posted to Your Account. If there is suspicious activity related to your Account, we may, but are not obligated, to request additional information from you, including authenticating documents, and to freeze any transactions pending our review. You are obligated to comply with these security requests, or we may terminate your Account. You are required to notify us immediately of any unauthorised use of your Account or password, or any other breach of security. If you violate these rules, your Account may be terminated and you indemnify us for any losses that we or another Account

holder may suffer as a result of you failing to notify us of any unauthorised access, fraudulent activity or security breach.

5. Transfers out of Platform

5.1. **Transfer**

5.1.1. You are responsible for the transfer of any Cryptocurrency out of your Account to another wallet or trading platform.

5.1.2. You acknowledge and agree that we will not be responsible or liable for any Cryptocurrencies once you have transferred them from your Account to another wallet or trading provider.

5.1.3. You are solely responsible for ensuring the recipient wallet address is correct prior to submitting any withdrawal transaction.

5.1.4. All Cryptocurrency transactions are irrevocable once sent and we take no responsibility for verifying recipient addresses for withdrawals from your Account. We are not able to cancel a transfer once it has been made.

5.1.5. You must take precautions when withdrawing and storing your Cryptocurrency, especially when withdrawing from your Account to an overseas-based provider. We have prepared education articles on the dangers of withdrawing to overseas providers on our Protect your account and How to spot a Bitcoin scam pages. These articles are updated from time to time. You acknowledge and agree that:

(a) it is your responsibility to read these articles and to keep up to date on any changes;

(b) these articles are an educational tool only and are not intended to be a comprehensive list of all potential scams;

(c) it is your responsibility to ensure that any withdrawals from your Account are sent to a valid and correct address and for a valid purpose;

(d) we are not under any obligation to verify a withdrawal address or identify whether a withdrawal may be the subject of scam regardless of whether a scam has been listed in these articles; and

(e) under no circumstances, will we be responsible or liable to you for any loss resulting from any transfer from your Account regardless of whether the scam is specifically contemplated in our articles.

6. Debit Account Balances

6.1. **Debit Balances**

6.1.1. You are required to have sufficient funds in your Account to make any trade using the Platform

6.1.2. If at any time your Account has a debit balance, you agree to pay us:

(a) An Account overdraft fee determined by us from time to time to cover our reasonable costs and expenses arising from the debit Account balance

(b) The total debit balance including the Account overdraft fee

6.1.3. We may suspend or terminate your Account at any time and without notice to you if you fail to pay the outstanding debit Account balance and Account overdraft fees.

6.1.4. If, after a demand is made by us, you have not made payment of the outstanding debit balance, then:

(a) You authorise us to sell any cryptocurrency assets in your Account to recover the outstanding balance; and

(b) You agree to indemnify us against all costs, expenses and losses incurred, including brokerage fees, taxes, overdraft fees and any other fees in connection with any transaction executed by us in accordance with this clause to recover the outstanding balance where you do not pay the outstanding debit balance

6.1.5. We reserve the right to engage a third party collection agency to recover any amounts you owe us under these Terms and Conditions without your consent. You will be liable to pay on demand all costs incurred by us in recovering the amounts you owe us under these Terms and Conditions, including debt collection fees and enforcement costs.

7. Termination

7.1. You may terminate these Terms and Conditions, and close Your Account at any time, following settlement of any pending transactions.

7.2. You agree that we may, by giving notice, in our sole discretion terminate your access to the Platform, Services and Account, including without limitation:

(a) to limit, suspend or terminate access to the Services or Account;

(b) prohibit or restrict access to the Platform and its content, services and tools;

(c) delay or remove hosted content; and

(d) take any technical or legal steps to keep you from accessing the Platform or Services if we are of the reasonable belief that you are:

i) creating problems or legal liabilities;

ii) infringing the intellectual property rights of us or any third parties, or

iii) acting in a manner that is inconsistent with or in breach of these Terms and Conditions.

7.3. Additionally, we may, at our complete discretion, suspend, restrict, limit or terminate your Account for any reason, including without limitation, where:

(a) there are attempts to gain unauthorised access to the Platform, Services or another user's Account or providing assistance to others who are attempting to do so;

(b) there are attempts to overcome software security features limiting use of or protecting any content;

(c) there are attempts to use the Platform, Service or Account to perform any illegal activities such as:

i) money laundering;

ii) illegal gambling operations;

) financing terrorism;

) funding drugs;

i) malicious hacking;

ii) or any other criminal or prohibited activities,

(d) there is a violation of these Terms and Conditions, our Privacy Policy or our security procedures;

(e) there is a failure to pay for any transaction;

(f) there are unexpected technical or operational difficulties; or

(g) there is a request of law enforcement or other government agencies, if deemed to be legitimate and compelling by us, acting in our sole discretion.

7.4. We also reserve the right to cancel unconfirmed Accounts or Accounts that have been inactive for a period of 6 months or more, and/or to modify or discontinue our Platform or Service. You agree that we will not be liable to you or to any third party for termination, suspension or restriction of an Account or access to the Platform and Services in accordance with these Terms and Conditions.

7.5. The suspension of an Account shall not affect the payment of any fees due for past transactions that have been made on the Platform.

7.6. Upon termination, you must provide us with all reasonable assistance to allow for the transfer of any fiat currency or Cryptocurrency credited to your Account. Cryptocurrency may be transferred to a valid bank account only after conversion into a fiat currency.

7.7. We will transfer fiat currency as soon as practicable following your request upon termination of your Account.

7.8. We will send to you the credit balance of your Account, however in some circumstances a number of intermediaries may be involved in an international payment and these intermediaries or the beneficiary bank may deduct charges. We will use reasonable efforts to ensure that such charges are disclosed to you prior to sending your payment, however where they cannot be avoided, you acknowledge and agree that these charges cannot always be calculated in advance, and that you are solely responsible and liable for such charges.

8. Availability

8.1. The Platform and Services are provided without warranty of any kind, whether express, implied, statutory or otherwise.

8.2. We do not represent that the Platform and Services will be available 100% of the time to meet your needs or requirements.

8.3. We will strive to provide you with the Service and access to the Platform as soon as possible but there are no guarantees that access will be uninterrupted, secure, or that there will be no delays, failures, errors, omissions or loss of transmitted information.

8.4. We will use reasonable endeavours to ensure that the Platform and Services can normally be accessed by you in accordance with these Terms and Conditions.

8.5. You agree that we are not responsible for temporary interruptions in service due to failure beyond our control including, but not limited to, the failure of interconnecting operating systems, computer viruses, and forces of nature, labour disputes, pandemics and armed conflicts.

8.6. We may suspend use of the Platform or Services for maintenance and will make reasonable efforts to give you notice. You acknowledge and agree that this may not be possible in an

emergency.

9. Market Volatility

If there is a period of high market volatility, high volume trades, rapid movements or illiquidity in the market, the market rate in which you are able to buy, sell or trade Cryptocurrency may vary from the price indicated on our Platform. We are not liable for any price variation due to market volatility, market or technology disruptions, delays or any other matters caused by things that are outside of our control. You acknowledge and agree that we will process your transaction at the current price. In certain circumstances, we may decide not to execute a trade if the market rate significantly increases or decreases or in the event of a market disruption or an event which is outside of our control and, in such cases, we may cancel any order and return the funds to your Account. We will exercise reasonable care to notify you of these events and when you receive a notification you must check your Account and any pending or cancelled transactions.

10. Safeguarding

10.1. **Safeguarding Disclosures**

10.1.1. We will hold all fiat deposited with us on your behalf in a customer trust account opened with a duly licensed Singapore-based Bank.;

10.1.2. Your fiat is deposited in this customer trust account together with, and commingled with fiat received by our customers;

10.1.3. Due to the nature of our customer trust account(s), delays or disruptions may arise during the course of our operations;

10.1.4. Our insolvency will not give us any right to set off any debt owed by us against the fiat you have deposited with us, except in so far as this relates to any fees owed to us in accordance with these Terms and Conditions.

10.1.5. You acknowledge and agree that all interest earned under the maintenance of fiat deposits in our customer trust account(s) is due and payable to us.

11. Limitation of Liability

11.1. **Limitation on Liability**

11.1.1. To the maximum extent permitted by law, we will not be held liable for any fines, penalties, taxes (except GST) and any exemplary, aggravated or punitive damages, liquidated damages or any indirect or consequential loss (including but not limited to loss of profit, loss of revenue, loss of business, loss of opportunity, loss of data, loss of contract, loss of production and loss of Cryptocurrency).

11.1.2. Our total aggregate financial liability in respect of claims based on events arising out of or in connection with your use of the Platform or Services, whether in contract or tort (including negligence) or otherwise, shall in no circumstances exceed the greater of either (a) the total amount held in your Account less any amount that may be due

and payable to us in respect of your Account; or (b) the amount of the transaction(s) that are the subject of any claim less any fees that may be due and payable in respect of such transaction(s).

12. Indemnity

12.1. **Indemnity**

12.1.1. To the maximum extent permitted by law, you hereby agree to indemnify us, and our partners, officers, directors, employees and agents against any action, liability, cost, claim, demand, loss, damage, proceeding or expense (**Loss**) of any nature arising under tort, statute, equity, contract or some other cause of action that we suffer as a result of:

(a) your negligent or wrongful acts or omissions;
(b) your breach of any law, regulation or rules;
(c) any damage that you cause to our Platform or any other user, person or entity;
(d) your use of the Platform or Services; or
(e) your violation of these Terms and Conditions or Privacy Policy,but you will not be liable for any Loss to the extent such Loss is the direct result of our negligent or wrongful acts or omissions.

13. Treatment of Unallocated Deposits

13.1. **Treatment**

13.1.1. We may, at our complete discretion hold on trust for a user, Unallocated Deposits received in our bank accounts in accordance with our Unallocated Deposits policy.

13.1.2. No trust relationship exists between us and you at any time and we do not hold any funds deposited by you on trust, other than in accordance with our Unallocated Deposits policy.

13.1.3. We accept no liability or responsibility as a consequence of any personal loss or damages suffered by users if a trustee relationship was found to be established by depositing funds with us.

13.1.4. Any funds held on trust by us in accordance with this clause are subject to fees being deducted while those funds remain unallocated.

13.2. **Making a Claim for Unallocated Deposits**

You are able to make a claim for the repayment of an Unallocated Deposit (less any accumulated fees) by contacting us through the support screen or by email support@independentreserve.com.

13.3. **Trustee of Unallocated Deposits**

13.3.1. After a deposit has been classified as an Unallocated Deposit, the deposit will be transferred to us as trustee of the deposit.

13.3.2. We, as trustee, will hold the Unallocated Deposit on behalf of the depositor and we have an obligation to repay the Unallocated Deposit to the owner on demand. The Unallocated Deposit will incur an unallocated deposit search fee of $250 (excl GST); and a monthly unallocated deposit management fee of 1% (excl GST).

14. AutoTrader

14.1. Terms

14.1.1. By electing to use our AutoTrader service, you are acknowledging that you have read and understood the information contained in the How does AutoTrader work? education page. You also acknowledge that you understand the details of the strategies available with the AutoTrader service and understand the risks involved in using the AutoTrader service.

14.1.2. All AutoTrader strategies create either a buy or sell order in your Account when the trigger event occurs (e.g. a fiat deposit is credited to your account). AutoTrader strategies are accepted on a 'best endeavours' basis. In the event of system failure or adverse market conditions, we may cancel existing strategies and prevent any new strategies from being placed.

14.1.3. AutoTrader strategies do not have an expiry date and are valid until you elect to cancel the strategy or your AutoTrader strategy is otherwise cancelled by us. It is your sole responsibility to maintain your AutoTrader strategies and ensure the strategies you have in place remain appropriate for you.

14.1.4. We will use our best endeavours to obtain the best execution for you when your AutoTrader strategy conditions have been met and the orders have been placed. Obtaining the best execution means we will attempt to secure the best price outcome for you taking into consideration time, price, priority and current market conditions.

14.1.5. Your AutoTrader strategy will execute once the conditions for your selected strategy have been met. For example: The AutoBuy strategy will execute after your fiat deposit has been processed by our systems and credited to your Account.

14.1.6. It may not be possible for Independent Reserve to use all available fiat currency or Cryptocurrency to execute your AutoTrader strategy and we do not guarantee that an exact value or volume of fiat currency or Cryptocurrency will be traded. If there is any residual balance following our best endeavours to execute your strategy, the residual balance of fiat currency or Cryptocurrency will remain in your Account. Residual balances will not re-trigger your AutoTrader strategies.

14.2. AutoTrader Risk Disclosure Statement

14.2.1. This Risk Disclosure Statement does not include all risks associated with AutoTrader strategies and should not be relied on as a complete explanation of all risks associated with the AutoTrader service. You should consider all potential risks associated with AutoTrader having regard to your personal circumstances.

14.2.2. Market conditions may make it impossible for us to execute the orders arising from your AutoTrader strategies. AutoTrader strategies and resulting buy and sell orders do not take any provision for unexpected rises or falls in the price of Cryptocurrencies. It is your sole responsibility to monitor market conditions and your

AutoTrader strategies to ensure they remain appropriate for your circumstances. We reserve the right to revoke the AutoTrader service at any time without further notice to you. We are not liable for any loss or damage that you may incur as a result of ceasing to provide the AutoTrader service.

14.2.3. To the extent permitted by consumer protection law, we are not liable for any loss or damage (including consequential loss, loss of profit and economic loss) that you incur as a result of delays in executing your AutoTrader strategy, system failures, orders not being executed after your AutoTrader strategy triggers.

15. Miscellaneous

15.1. If we are unable to perform the Services outlined in these Terms and Conditions due to factors beyond our control including but not limited to an event of Force Majeure, change of law or change in sanctions policy we will not have any liability to you with respect to the Services provided under these Terms and Conditions and for a time period coincident with the event.
15.2. Any personal information we collect about you via this Platform will only be used and disclosed by us in accordance with our Privacy Policy.
15.3. Nothing in these Terms and Conditions seek to prevent us from complying with any reasonable direction made by any government regulator or entity and you acknowledge and agree that we may not be able to notify you of any action we are required to undertake as a result of a direction from a government regulator or entity.
15.4. We may use cookies to identify your computer on our server and so we can track your use on our Platform. In some instances cookies may collect and store personal information about you. Such personal information will only be used by us in accordance with our Privacy Policy.
15.5. It is also your responsibility to seek professional advice with respect to your Account as well as to ensure that you are compliant with any obligations you may have.
15.6. These Terms and Conditions published on the date you view them on our Platform supersede all prior versions.
15.7. If any provision of the Terms and Conditions are held to be invalid, unenforceable or illegal for any reason, the remaining parts of the Terms and Conditions shall prevail in full force and effect.

16. Forked Blockchains

16.1. We reserve the right to use our own discretion when deciding to support or not support any new token resulting from the fork of a blockchain.
16.2. Customers are advised to withdraw Cryptocurrency to an address under their own control prior to a fork if they wish to have access to any resultant tokens.
16.3. If we decide to support a forking event, you may opt-out of receiving any of the Cryptocurrency that results from the forking event by contacting the support team.

17. Airdrop

We reserve the right to use our own discretion when deciding to support or not support any airdrop event. We may decide to provide any airdropped Cryptocurrency to you following an airdrop event. If we decide to provide any Cryptocurrency as part of an airdrop event, you may opt-out of receiving any of the Cryptocurrency that results from the airdrop event by submitting contacting the support team.

0. Modification of Terms

We reserve the right to change, amend, modify, add or delete any of these Terms and Conditions, at any time, in an exercise of our sole discretion. These amendments, modifications, additions or deletions apply to your use of the Platform and Services as soon as they are displayed on the Platform (whether or not you are aware of those amendments, modifications, additions or deletions) and will be notified to you on the first log-in to your Account after the change has occurred. Your continued use of the Platform and Services following any changes to the Terms and Conditions signifies that you accept and agree to the changes, and that all subsequent transactions by you will be subject to the amended Terms and Conditions.

1. Governing Law

You acknowledge and agree that your use of the Site and these Terms and Conditions are governed by the laws of Singapore and that you irrevocably submit to the exclusive jurisdiction of the courts of Singapore.

2. Definitions

"Account" means a Standard Account.

"API" means an application programming interface, which is made available by us from time to time.

"App" means a mobile application made available by us that can be downloaded from the Applestore, Google Store or any other app store from time to time.

"Autotrader" means our automatic trading service, which allows you to create automated trading strategies.

"Cryptocurrency" means the coins, tokens, crypto, digital currency, or digital assets listed by us on our Platform from time to time.

"DPT" means Digital Payment Token as defined under s.2 of the Payment Services Act 2019.

"Entity" means one of the following:

(a) A sole proprietorship

(b) a private limited company;
(c) a public limited company;
(d) a general, limited or limited liability partnership;
(e) a trust;
(f) a foundation.

'**Platform**' means the Website, App or other API made available by us from time to time.

'**Privacy Policy**' means the privacy policy that we have available on our Website from time to time, accessible at https://www.independentreserve.com/sg/help/privacy-policy.

'**Services**' means:

(a) the exchange services used to convert, buy, sell, trade or transfer Cryptocurrency;
(b) the wallet services provided by us to hold Cryptocurrency; and
(c) any other services that are incidental to any of the above services.

'**Standard Account**' means an account that we have created to enable you to use the Platform.

'**Terms and Conditions**' means these terms and conditions.

'**Unallocated Cryptocurrency Deposit**' means Cryptocurrency that:

(a) A user has deposited to a valid deposit wallet;
(b) The deposit record contains no information that allows us to identify the owner of the deposit;
(c) Despite reasonable inquiries, we have been unable to identify the owner of the deposit after the date the deposit was made;
(d) A customer has not provided evidence that they are the owner of the deposit; and
(e) No customer has made a claim for the missing cryptocurrency.

'**Unallocated Deposit**' means Unallocated Cryptocurrency Deposits and Unallocated Fiat Deposits made to into our Platform where no claim of ownership is made within a period of 18 months.

'**Unallocated Fiat Deposit**' means fiat currency that following the date of the deposit:

(a) A user has deposited to a valid Account without providing a unique deposit code;
(b) The deposit record contains no information that allows us to identify the owner of the deposit;
(c) Despite reasonable inquiries, we have been unable to identify the owner of the deposit after the date the deposit was made;
(d) A customer has not provided evidence that they are the owner of the deposit; and
(e) No customer has made a claim for the missing funds.

'**Website**' means the internet site at the address https://www.independentreserve.com/sg or any other site operated by us.

'**we, us or our**' means Independent Reserve SC PTE. LTD, UEN 201942383Z.

"**you or your**" means any user of the Platform.

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Independent Reserve SG Pte. Ltd. holds a Major Payment Institution License (License Number: PS20200517) for providing Digital Payment Token Services under the Payment Services Act 2019.

RISK WARNING ON DIGITAL PAYMENT TOKEN SERVICES

The Monetary Authority of Singapore (MAS) requires us to provide this risk warning to you as a customer of Independent Reserve. Before you pay Independent Reserve any money or DPT, you should be aware of the following.

1. Independent Reserve is licensed by MAS to provide DPT services. Please note that this does not mean you will be able to recover all the money or DPTs you paid to Independent Reserve if our business fails. 2.You should not transact in the DPT if you are not familiar with this DPT. This includes how the DPT is created, and how the DPT you intend to transact is transferred or held by Independent Reserve. 3. You should be aware that the value of DPTs may fluctuate greatly. You should buy DPTs only if you are prepared to accept the risk of losing all of the money you put into such tokens. 4.You should be aware that Independent Reserve, as part of its licence to provide DPT services, may offer services related to DPTs which are promoted as having a stable value, commonly known as "stablecoin".